Tempur Sealy Announces Third New Manufacturing Facility

–Supports Number One U.S. Mattress Brand, Sealy

LEXINGTON, KY, August 20, 2020 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) announced plans today to open its 30th North American manufacturing facility. This newest facility is expected to open on the West Coast in the first quarter of 2021 and result in three new manufacturing facilities opening within a six-month period.

Tempur Sealy Chairman and CEO Scott Thompson commented, “The strong demand for bedding, and our products specifically, has continued into the third quarter and we are optimistic about the fundamental trajectory of the business for the foreseeable future. We are facing capacity constraints on U.S. Sealy and Sherwood products that are limiting our ability to meet our customer demand. Sealy is the number one mattress manufacturer in the U.S. based on volume1 and is experiencing double digit growth, so this opportunity to open a new facility in the western region of the U.S. is well-timed.

“I should also point out that Tempur-Pedic is currently growing faster than Sealy in the U.S. Our U.S. Tempur-Pedic products are not capacity constrained, as our Tempur-Pedic manufacturing facilities can produce at levels consistent with current market demand,” said Thompson.

Thompson continued, “Our team is always evaluating opportunities to improve customer service and optimize our operations. We are committed to deliver high-quality products across our broad distribution network, and believe that this facility, in conjunction with our previously announced expansions in Dallas, TX and the northeast, will support the elevated demand. Our previously disclosed 2020 capital expenditures contemplated the new facilities, which will be funded from operating cash flow.”

Forward-Looking Statements
This press release contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expected," "optimistic," and variations of such words or similar expressions are intended to identify forward-looking statements. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

[1] See Furniture Today’s Top 20 U.S. Bedding Producers methodology that includes SEALY® and STEARNS & FOSTER® products in Sealy ranking.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These risk factors include the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments and expectations regarding growth of the mattress industry; risks associated with the duration, scope and severity of COVID-19 and its effects on the Company's business and operations, including the disruption or delay of production and delivery of materials and products in the Company's supply chain; the impact of travel bans, work-from-home policies, or shelter-in-place orders; a temporary or prolonged shutdown of manufacturing facilities or retail stores and decreased retail traffic; uncertainties arising from global events, natural disasters or pandemics; the effects of strategic investments on the Company’s operations, including efforts to expand its global market share; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; consumer acceptance of the Company's products; general economic, financial and industry conditions, particularly conditions relating to liquidity, financial performance and related credit issues present in the retail sector; financial distress among the Company's business partners, customers and competitors, and financial solvency and related problems experienced by other market participants, any of which may be amplified by the effects of COVID-19.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" in Part I, ITEM 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, ITEM 1A of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) is the world's largest bedding manufacturer. Tempur Sealy International, Inc. develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company’s brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com